UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2019

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of principal executive offices) (Zip Code)

(614) 757-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02: Results of Operations and Financial Condition
On August 8, 2019, Cardinal Health, Inc. (the "Company") issued a news release announcing its results for the quarter and fiscal year ended June 30, 2019. A copy of the news release is included as Exhibit 99.1 to this report.
Item 2.05: Costs Associated with Exit or Disposal Activities
On August 7, 2019, the Company was authorized to incur costs associated with exit or disposal activities in connection with certain cost-savings initiatives intended to optimize and simplify its operating model and cost structure. The Company expects these cost-savings initiatives, which will affect various functional and commercial areas across the Company, to be substantially implemented during fiscal year 2020.
As a result of these initiatives, the Company expects to record charges of approximately $120 million to $145 million, the majority of which are expected to be expensed during fiscal year 2020. These charges will consist of approximately $80 million of employee-related costs and approximately $45 million of facility exit and other costs. The Company expects the majority of these costs to result in future cash expenditures. All estimates described in this Item 2.05 may change in the future.
Item 7.01: Regulation FD Disclosure
During a webcast scheduled to be held at 8:30 a.m. Eastern time on August 8, 2019, the Company's Chief Executive Officer and Chief Financial Officer will discuss the Company's results for the quarter and fiscal year ended June 30, 2019 and outlook for the fiscal year ending June 30, 2020. The slide presentation for the webcast will be available on the Investors page at ir.cardinalhealth.com. An audio replay of the webcast also will be available on the Investors page at ir.cardinalhealth.com.
Item 9.01: Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	News release issued by the Company on August 8, 2019 announcing fourth-quarter and year-end results.

Cautions Concerning Forward-Looking Statements
Item 2.05 of this Form 8-K contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the possibility that our cost-savings initiatives could result in greater charges or expenses than we anticipate and could fail to achieve the desired efficiencies or strategic outcomes; the possibility that our cost-savings initiatives could have unintended consequences, such as business disruption, distraction of employees or an inability to attract and retain key personnel; and risks associated with our ability to successfully develop, execute and manage the intended initiatives. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of August 8, 2019. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	August 8, 2019	By:	/s/ JORGE M. GOMEZ
Jorge M. Gomez
Chief Financial Officer

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